                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-46930

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 17, 2001)
--------------------------------------------------------------------------------

[UBS AG LOGO]
                                     UBS AG

                     $40,000,000 BULSSM DUE APRIL 28, 2003
--------------------------------------------------------------------------------

     Each BULS (Bullish Underlying Linked Security) being offered has the terms described beginning on page S-18, including the following:

- Issuer:            UBS AG
- Issue:             $40,000,000 principal amount of BULS
                     due April 28, 2003 linked to a basket
                     of BULS stocks
- Coupon:            No coupon will be paid on the BULS
- BULS stocks:       The basket of BULS stocks consists of
                     the common stock of the following
                     corporations:
                     Celestica Inc.
                     Check Point Software   Technologies
                     Ltd.
                     Cisco Systems, Inc.
                     EMC Corporation
                     Gateway, Inc.
                     Intel Corporation
                     JDS Uniphase Corporation
                     Nokia Corporation (ADR)
                     Sun Microsystems, Inc.
                     WorldCom, Inc.
- Key dates:         Trade: April 20, 2001
                     Settlement: April 26, 2001
                     Determination: April 23, 2003
                     Maturity: April 28, 2003
- Booking branch:    The BULS will be booked in UBS AG,
                     Jersey Branch

- The BULS pay at maturity an amount of cash based on the closing price, as adjusted, of each BULS stock in the basket three business days before maturity ("determination date"). Each BULS stock in the basket will have an initial equal dollar weighting at the close on the trade date of 10%, subject to antidilution adjustments as described on page S-20.

  The payment at maturity is subject to a maximum gain on each BULS stock of 102% and protection for up to a 25% decline in each stock. For each 1% decline in a BULS stock beyond 25% (e.g., from -25% to -26%) the BULS lose 1.33% of the initial stock value of that BULS stock at maturity. See "Sensitivity Analysis" on page S-16.

  YOU MAY LOSE ALL OR SOME OF YOUR INVESTMENT IF THE PRICE OF ONE OR MORE OF THE BULS STOCKS DECLINES BY MORE THAN 25% AND THE PRICE OF ONE OR MORE OTHER BULS STOCKS DOES NOT RISE SUFFICIENTLY ABOVE THE INITIAL STOCK VALUE (TAKING INTO ACCOUNT THE 102% CAP ON THE APPRECIATION OF EACH BULS STOCK) TO OFFSET THAT DECLINE.

- Calculation agent: UBS Warburg LLC.

- Listing: The BULS have been approved for listing on the American Stock Exchange under the symbol "BUL.B".

SEE "RISK FACTORS" BEGINNING ON PAGE S-4 FOR RISKS RELATED TO AN INVESTMENT IN THE BULS

                                                             PRICE TO      UNDERWRITING    PROCEEDS TO
                                                              PUBLIC         DISCOUNT        UBS AG
------------------------------------------------------------------------------------------------------
Per BULS..................................................     100%           2.5%            97.5%
------------------------------------------------------------------------------------------------------
Total.....................................................  $40,000,000    $1,000,000      $39,000,000
------------------------------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The BULS are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation, an independent agency of the United States Government, or any other governmental agency of the United States, Switzerland or any other jurisdiction.

UBS AG may use this prospectus supplement and accompanying prospectus in the initial sale of any BULS. In addition, UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate of UBS AG may use this prospectus supplement and accompanying prospectus in a market-making transaction for any BULS after its initial sale. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

UBS WARBURG                                                 UBS PAINEWEBBER INC.
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 21, 2001.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary............   S-1
Risk Factors.............................   S-4
  You may lose some or all of your
    principal............................   S-4
  Your appreciation potential is
    limited..............................   S-4
  You may not have an active trading
    market in the BULS -- Sales in the
    secondary market may result in
    significant losses...................   S-4
  Gain on your BULS could be treated as
    ordinary interest income.............   S-5
  Your BULS do not bear periodic interest
    or dividends.........................   S-5
  The return on your BULS may not reflect
    the total return you would have
    achieved if you had invested in the
    BULS stocks on an individual basis...   S-5
  BULS are not exchange-traded funds
    (ETFs)...............................   S-6
  If the market prices of the individual
    BULS stocks change, the market value
    of your BULS may not change in the
    same manner..........................   S-6
  Trading and other transactions by UBS
    AG or its affiliates in the BULS
    stocks, or options and other
    derivative products on the BULS
    stocks, may adversely affect the
    value of the BULS....................   S-6
  UBS AG's business activities may create
    conflicts of interest between you and
    us...................................   S-6
  You have no shareholder rights in the
    BULS stocks or rights to receive any
    stock................................   S-7
  UBS AG and its affiliates have no
    affiliation with the BULS stock
    issuers, and are not responsible for
    their public disclosure of
    information, whether contained in SEC
    filings or otherwise.................   S-7
  You have limited antidilution
    protection...........................   S-7
  There are potential conflicts of
    interest between you and the
    calculation agent....................   S-7
  We can postpone the maturity date if a
    market disruption event occurs.......   S-8
Historical Performance of the BULS
  stocks.................................   S-9
Sensitivity Analysis: Comparison of Total
  Return of the BULS at Maturity Against
  Owning the BULS Stocks.................  S-16
Specific Terms of the BULS...............  S-18
Use of Proceeds and Hedging..............  S-27
Supplemental Tax Considerations..........  S-28
ERISA Considerations.....................  S-30
Supplemental Plan of Distribution........  S-30

PROSPECTUS

Prospectus Summary....................      3
Cautionary Note Regarding Forward-
  Looking Information.................      7
Where You Can Find More Information...      8
Incorporation of Information About
  UBS.................................      8
Presentation of Financial
  Information.........................      9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others..........................     10
Capitalization of UBS.................     10
UBS...................................     11
Use of Proceeds.......................     13
Description of Notes We May Offer.....     14
Considerations Relating to Indexed
  Notes...............................     51
Considerations Relating to Notes
  Denominated or Payable In or Linked
  to a Non-U.S. Dollar Currency.......     54
U.S. Tax Considerations...............     57
Tax Considerations Under The Laws of
  Switzerland.........................     68
ERISA Considerations..................     69
Plan of Distribution..................     70
Validity of the Notes.................     72
Experts...............................     72

Prospectus Supplement Summary

The following is a summary of the terms of the BULS, as well as considerations relating to purchasing BULS. All of the information set forth in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and the accompanying prospectus.

SUMMARY OF TERMS

Each BULS is a two-year medium-term debt security issued by UBS AG in minimum denominations of $1,000 and integral multiples of $1,000. BULS bear no interest but their repayment at maturity is linked to the performance of a basket of common stocks, subject to a 102% cap on the appreciation of each BULS stock and a limit on the downside protection for up to a 25% decline in each BULS stock. THE INVESTMENT IS FULLY EXPOSED TO DECLINES IN EACH STOCK BEYOND A 25% DECLINE, AND YOU COULD LOSE SOME OR ALL OF YOUR INVESTMENT. See "Payment at Maturity" on page S-19.

The hypothetical return profile at maturity of owning a BULS stock indirectly through the BULS versus owning the BULS stock directly is presented in the graph below assuming an initial stock price of $100, a 102% cap and a range of stock performance from -100% to 150%.
[RETURN PROFITS GRAPH]

                                                                           STOCK                               BULS
                                                                           -----                               ----
0                                                                            0.00                               0.00
1                                                                            1.00                               1.00
2                                                                            2.00                               3.00
3                                                                            3.00                               4.00
4                                                                            4.00                               5.00
5                                                                            5.00                               7.00
6                                                                            6.00                               8.00
7                                                                            7.00                               9.00
8                                                                            8.00                              11.00
9                                                                            9.00                              12.00
10                                                                          10.00                              13.00
11                                                                          11.00                              15.00
12                                                                          12.00                              16.00
13                                                                          13.00                              17.00
14                                                                          14.00                              19.00
15                                                                          15.00                              20.00
16                                                                          16.00                              21.00
17                                                                          17.00                              23.00
18                                                                          18.00                              24.00
19                                                                          19.00                              25.00
20                                                                          20.00                              27.00
21                                                                          21.00                              28.00
22                                                                          22.00                              29.00
23                                                                          23.00                              31.00
24                                                                          24.00                              32.00
25                                                                          25.00                              33.00
26                                                                          26.00                              35.00
27                                                                          27.00                              36.00
28                                                                          28.00                              37.00
29                                                                          29.00                              39.00
30                                                                          30.00                              40.00
31                                                                          31.00                              41.00
32                                                                          32.00                              43.00
33                                                                          33.00                              44.00
34                                                                          34.00                              45.00
35                                                                          35.00                              47.00
36                                                                          36.00                              48.00
37                                                                          37.00                              49.00
38                                                                          38.00                              51.00
39                                                                          39.00                              52.00
40                                                                          40.00                              53.00
41                                                                          41.00                              55.00
42                                                                          42.00                              56.00
43                                                                          43.00                              57.00
44                                                                          44.00                              59.00
45                                                                          45.00                              60.00
46                                                                          46.00                              61.00
47                                                                          47.00                              63.00
48                                                                          48.00                              64.00
49                                                                          49.00                              65.00
50                                                                          50.00                              67.00
51                                                                          51.00                              68.00
52                                                                          52.00                              69.00
53                                                                          53.00                              71.00
54                                                                          54.00                              72.00
55                                                                          55.00                              73.00
56                                                                          56.00                              75.00
57                                                                          57.00                              76.00
58                                                                          58.00                              77.00
59                                                                          59.00                              79.00
60                                                                          60.00                              80.00
61                                                                          61.00                              81.00
62                                                                          62.00                              83.00
63                                                                          63.00                              84.00
64                                                                          64.00                              85.00
65                                                                          65.00                              87.00
66                                                                          66.00                              88.00
67                                                                          67.00                              89.00
68                                                                          68.00                              91.00
69                                                                          69.00                              92.00
70                                                                          70.00                              93.00
71                                                                          71.00                              95.00
72                                                                          72.00                              96.00
73                                                                          73.00                              97.00
74                                                                          74.00                              99.00
75                                                                          75.00                             100.00
76                                                                          76.00                             100.00
77                                                                          77.00                             100.00
78                                                                          78.00                             100.00
79                                                                          79.00                             100.00
80                                                                          80.00                             100.00
81                                                                          81.00                             100.00
82                                                                          82.00                             100.00
83                                                                          83.00                             100.00
84                                                                          84.00                             100.00
85                                                                          85.00                             100.00
86                                                                          86.00                             100.00
87                                                                          87.00                             100.00
88                                                                          88.00                             100.00
89                                                                          89.00                             100.00
90                                                                          90.00                             100.00
91                                                                          91.00                             100.00
92                                                                          92.00                             100.00
93                                                                          93.00                             100.00
94                                                                          94.00                             100.00
95                                                                          95.00                             100.00
96                                                                          96.00                             100.00
97                                                                          97.00                             100.00
98                                                                          98.00                             100.00
99                                                                          99.00                             100.00
100                                                                        100.00                             100.00
101                                                                        101.00                             101.00
102                                                                        102.00                             102.00
103                                                                        103.00                             103.00
104                                                                        104.00                             104.00
105                                                                        105.00                             105.00
106                                                                        106.00                             106.00
107                                                                        107.00                             107.00
108                                                                        108.00                             108.00
109                                                                        109.00                             109.00
110                                                                        110.00                             110.00
111                                                                        111.00                             111.00
112                                                                        112.00                             112.00
113                                                                        113.00                             113.00
114                                                                        114.00                             114.00
115                                                                        115.00                             115.00
116                                                                        116.00                             116.00
117                                                                        117.00                             117.00
118                                                                        118.00                             118.00
119                                                                        119.00                             119.00
120                                                                        120.00                             120.00
121                                                                        121.00                             121.00
122                                                                        122.00                             122.00
123                                                                        123.00                             123.00
124                                                                        124.00                             124.00
125                                                                        125.00                             125.00
126                                                                        126.00                             126.00
127                                                                        127.00                             127.00
128                                                                        128.00                             128.00
129                                                                        129.00                             129.00
130                                                                        130.00                             130.00
131                                                                        131.00                             131.00
132                                                                        132.00                             132.00
133                                                                        133.00                             133.00
134                                                                        134.00                             134.00
135                                                                        135.00                             135.00
136                                                                        136.00                             136.00
137                                                                        137.00                             137.00
138                                                                        138.00                             138.00
139                                                                        139.00                             139.00
140                                                                        140.00                             140.00
141                                                                        141.00                             141.00
142                                                                        142.00                             142.00
143                                                                        143.00                             143.00
144                                                                        144.00                             144.00
145                                                                        145.00                             145.00
146                                                                        146.00                             146.00
147                                                                        147.00                             147.00
148                                                                        148.00                             148.00
149                                                                        149.00                             149.00
150                                                                        150.00                             150.00
151                                                                        151.00                             151.00
152                                                                        152.00                             152.00
153                                                                        153.00                             153.00
154                                                                        154.00                             154.00
155                                                                        155.00                             155.00
156                                                                        156.00                             156.00
157                                                                        157.00                             157.00
158                                                                        158.00                             158.00
159                                                                        159.00                             159.00
160                                                                        160.00                             160.00
161                                                                        161.00                             161.00
162                                                                        162.00                             162.00
163                                                                        163.00                             163.00
164                                                                        164.00                             164.00
165                                                                        165.00                             165.00
166                                                                        166.00                             166.00
167                                                                        167.00                             167.00
168                                                                        168.00                             168.00
169                                                                        169.00                             169.00
170                                                                        170.00                             170.00
171                                                                        171.00                             171.00
172                                                                        172.00                             172.00
173                                                                        173.00                             173.00
174                                                                        174.00                             174.00
175                                                                        175.00                             175.00
176                                                                        176.00                             176.00
177                                                                        177.00                             177.00
178                                                                        178.00                             178.00
179                                                                        179.00                             179.00
180                                                                        180.00                             180.00
181                                                                        181.00                             181.00
182                                                                        182.00                             182.00
183                                                                        183.00                             183.00
184                                                                        184.00                             184.00
185                                                                        185.00                             185.00
186                                                                        186.00                             186.00
187                                                                        187.00                             187.00
188                                                                        188.00                             188.00
189                                                                        189.00                             189.00
190                                                                        190.00                             190.00
191                                                                        191.00                             191.00
192                                                                        192.00                             192.00
193                                                                        193.00                             193.00
194                                                                        194.00                             194.00
195                                                                        195.00                             195.00
196                                                                        196.00                             196.00
197                                                                        197.00                             197.00
198                                                                        198.00                             198.00
199                                                                        199.00                             199.00
200                                                                        200.00                             200.00
201                                                                        201.00                             200.00
202                                                                        202.00                             200.00
203                                                                        203.00                             200.00
204                                                                        204.00                             200.00
205                                                                        205.00                             200.00
206                                                                        206.00                             200.00
207                                                                        207.00                             200.00
208                                                                        208.00                             200.00
209                                                                        209.00                             200.00
210                                                                        210.00                             200.00
211                                                                        211.00                             200.00
212                                                                        212.00                             200.00
213                                                                        213.00                             200.00
214                                                                        214.00                             200.00
215                                                                        215.00                             200.00
216                                                                        216.00                             200.00
217                                                                        217.00                             200.00
218                                                                        218.00                             200.00
219                                                                        219.00                             200.00
220                                                                        220.00                             200.00
221                                                                        221.00                             200.00
222                                                                        222.00                             200.00
223                                                                        223.00                             200.00
224                                                                        224.00                             200.00
225                                                                        225.00                             200.00
226                                                                        226.00                             200.00
227                                                                        227.00                             200.00
228                                                                        228.00                             200.00
229                                                                        229.00                             200.00
230                                                                        230.00                             200.00
231                                                                        231.00                             200.00
232                                                                        232.00                             200.00
233                                                                        233.00                             200.00
234                                                                        234.00                             200.00
235                                                                        235.00                             200.00
236                                                                        236.00                             200.00
237                                                                        237.00                             200.00
238                                                                        238.00                             200.00
239                                                                        239.00                             200.00
240                                                                        240.00                             200.00
241                                                                        241.00                             200.00
242                                                                        242.00                             200.00
243                                                                        243.00                             200.00
244                                                                        244.00                             200.00
245                                                                        245.00                             200.00
246                                                                        246.00                             200.00
247                                                                        247.00                             200.00
248                                                                        248.00                             200.00
249                                                                        249.00                             200.00
250                                                                        250.00                             200.00

We cannot predict the future market price of a BULS stock. Investors should be aware that they will not benefit from any increase in the value of any particular BULS stock beyond 102%.

WHO SHOULD AND SHOULD NOT CONSIDER PURCHASING BULS?

Investors who are willing to accept the risk of owning equities in general and the BULS stocks in particular should consider purchasing BULS.

Investors who are unwilling to own any of the BULS stocks should not consider purchasing BULS. Investors who anticipate that the value of the BULS stocks will not, individually or in the aggregate, appreciate by the determination date should not purchase BULS. Finally, investors who seek more traditional bond returns from money market, government or corporate bonds should not purchase BULS.

SELECTED PURCHASE CONSIDERATIONS

- EQUITY RETURNS WITH LIMITED DOWNSIDE PROTECTION. The BULS provide the opportunity to obtain returns of up to 102% on each BULS stock. BULS provide full downside protection of principal for any BULS stock whose value declines by 25% or less. BULS provide limited downside protection of principal for any BULS stock whose value declines by more than 25%. For every 1% decline in a BULS stock's value beyond a 25% decline (e.g., from -25% to -26%) the BULS lose 1.333% of the value of that BULS stock. If a BULS stock is worthless at maturity, that BULS stock will contribute no value to the final payment on the BULS. If all BULS stocks decline to zero, you will lose your entire investment. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IN THE BULS. See "Sensitivity Analysis" on page S-16.

- EXCHANGE LISTING. The BULs have been approved for listing on the American Stock Exchange. However, there can be no guarantee of liquidity in the secondary market.

- U.S. SETTLEMENT.  The BULS are traded and settled in the U.S. market.

SELECTED RISK CONSIDERATIONS

An investment in BULS involves significant risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the "Risk Factors" section of this Prospectus Supplement, beginning on page S-4. YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT IN THE BULS.

- PROTECTION OF YOUR ORIGINAL INVESTMENT IS LIMITED TO A 25% DECLINE IN EACH BULS STOCK. BULS offer only limited protection of principal and BULS investors are exposed to significant loss if the price of one or more BULS stocks decline by more than 25%. For every 1% decline in a BULS stock's value beyond a 25% decline, the investment value of that BULS stock loses 1.333% of the value due at maturity. If a BULS stock is worthless at maturity, that stock will contribute no value to the final payment on the BULS. If all BULS stocks decline to zero, you will lose your entire investment.

- APPRECIATION IS LIMITED TO 102% FOR EACH BULS STOCK. Investors will not participate in appreciation beyond 102% for each BULS stock.

- BULS DO NOT PAY DIVIDENDS OR COUPONS. Because any dividend payment on the BULS stocks will not be taken into account in calculating the final value of the BULS, the total return on the BULS at maturity could be lower than the total return if you owned each of the BULS stocks individually, even if the 102% cap is not met.

- BULS ARE NOT EXCHANGE-TRADED FUNDS (ETFS). The value of the BULS will not rise or fall one-for-one with the value of an equally weighted index of the BULS stocks. BULS are not expected to trade with the same volume or liquidity as certain exchange-traded funds.

- LIQUIDITY. There may be little or no secondary market for the BULS. While UBS Warburg LLC and other affiliates of UBS AG intend to make a market in the BULS, if a holder needs to liquidate BULS prior to maturity, he or she may have to sell the BULS at a substantial discount from the initial price. Therefore, you should be willing to hold your BULS until maturity.

CONSIDERATIONS RELATING TO U.S. TAXATION

In the opinion of our counsel, Sullivan & Cromwell, it would be reasonable that you and we treat your BULS as a pre-paid cash settled forward contract with respect to the BULS stocks. And the terms of your BULS (as set forth in the BULS) require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your BULS for all tax purposes in accordance with such characterization. If each BULS is so treated, you will generally recognize capital gain or loss upon the maturity of your BULS (or upon your sale, exchange or other disposition of your BULS prior to its maturity) equal to the difference between the amount realized and the amount you paid for your

BULS. Such gain or loss generally will be long-term capital gain or loss if you held your BULS more than one year.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN BULS (INCLUDING THE TIMING AND CHARACTER OF ANY INCLUSION IN YOUR INCOME IN RESPECT OF BULS) ARE UNCERTAIN. IN PARTICULAR, IF THE REQUIRED TREATMENT OF BULS AS A PRE-PAID FORWARD CONTRACT IS DECLARED INVALID BY AN ADMINISTRATIVE OR JUDICIAL RULING, ANY GAIN YOU RECOGNIZE ON YOUR BULS COULD CONCEIVABLY BE TREATED AS ORDINARY INTEREST INCOME AND YOU COULD BE REQUIRED TO ACCRUE INTEREST INCOME WITH RESPECT TO YOUR BULS OVER THE TERM OF YOUR BULS. BECAUSE OF THIS UNCERTAINTY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF YOUR INVESTMENT IN BULS.

For a more complete discussion of the United States federal income tax consequences of your investment in BULS, including tax consequences applicable to non-United States persons, please see the discussion under "Supplemental Tax Considerations -- Supplemental U.S. Tax Considerations" on page S-28.

--------------------------------------------------------------------------------

Risk Factors

The BULS are not secured debt and are riskier than ordinary unsecured debt securities. The return on the BULS is linked to the performance of the BULS stocks contained in the basket and you may lose some or all of the amount you invest in the BULS. Investing in the BULS is NOT equivalent to investing directly in the basket of BULS stock, nor the same as investing in an exchange-traded fund (ETF) consisting of the same underlying stocks. This section describes the most significant risks relating to the BULS. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE BULS.

YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL

The BULS combine features of equity and debt. The terms of the BULS differ from those of ordinary debt securities in that we will NOT pay you a fixed amount at maturity and will not pay you interest during the BULS term. Instead, at maturity, BULS pay in cash an amount based on the performance of the individual BULS stocks, subject to a 102% cap on the appreciation of each BULS stock and limited downside protection for declines of up to 25% of the value of each BULS stock. BULS are fully exposed to declines of more than 25% in the value of each BULS stock. For each 1% decline in a stock beyond 25% (e.g. from -25% to -26%), the BULS lose 1.333% of the initial stock value of that BULS stock at maturity. THEREFORE, IF THE MARKET PRICE OF ONE OR MORE BULS STOCKS DECLINES BY MORE THAN 25% AND THE MARKET PRICE OF ONE OR MORE OTHER BULS STOCKS DOES NOT RISE SUFFICIENTLY ABOVE THE INITIAL STOCK PRICE TO OFFSET THAT DECLINE, WE WILL PAY YOU AN AMOUNT LOWER THAN THE PRINCIPAL AMOUNT OF THE BULS. ACCORDINGLY, YOU CAN LOSE SOME OR ALL OF THE AMOUNT THAT YOU INVEST IN THE BULS. See "Sensitivity Analysis" on page S-16.

YOUR APPRECIATION POTENTIAL IS LIMITED

The maximum you can receive per BULS stock at maturity is a gain of 102%. As a result, you will not share in the appreciation of the value of any BULS stock above 102% of the value of that stock on the trade date. Therefore, the maximum you can receive on your BULS at maturity is $2,020 per $1,000 minimum denomination. See "Sensitivity Analysis" on page S-16.

YOU MAY NOT HAVE AN ACTIVE TRADING MARKET IN THE BULS -- SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

You should be willing to hold your BULS until maturity. There may be little or no secondary market for the BULS. Although the BULS have been approved for listing on the American Stock Exchange, it is not possible to predict whether a secondary market will develop for the BULS. UBS Warburg LLC and other affiliates of UBS AG currently intend to make a market for the BULS but they are NOT required to do so. UBS Warburg LLC or any other affiliate of UBS AG may stop making a market in the BULS at any time.

Even if a secondary market for the BULS develops, it may not provide significant liquidity or trade at prices advantageous to you. If you need to sell your BULS prior to maturity, you may have to do so at a substantial discount from the initial price, and as a result you may suffer substantial losses.

The value of the BULS may move up or down between the date you purchase them and the determination date when we determine the amount to be paid to holders of the BULS at maturity. Therefore, you may sustain a significant loss if you sell the BULS in the secondary market during that time. Several factors, many of which are beyond our control, will influence the value of the BULS. WE

RISK FACTORS
--------------------------------------------------------------------------------

EXPECT THAT GENERALLY THE MARKET PRICES OF BULS STOCKS ON ANY DAY WILL AFFECT THE VALUE OF THE BULS MORE THAN ANY OTHER SINGLE FACTOR. Other factors that may influence the value of the BULS include:

- the frequency and magnitude of changes in the value of the BULS stocks (volatility)

- the dividend rate paid on the BULS stocks (while not paid to holders of the BULS, dividend payments, if any, on the BULS stocks may have an influence on the market price of the common stock and therefore on the BULS)

- economic, financial, political and regulatory or judicial events that affect stock markets generally which may also affect the market price of the BULS stocks

- interest and yield rates in the market

- the time remaining to the maturity of the BULS

- the creditworthiness of UBS AG

GAIN ON YOUR BULS COULD BE TREATED AS ORDINARY INTEREST INCOME

You should consider the tax consequences of investing in the BULS. Significant aspects of the tax treatment of the BULS are uncertain. The Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Specifically, the Internal Revenue Service could assert that the BULS should be treated for United States federal income tax purposes not as pre-paid cash-settled forward contracts with respect to the BULS stocks but rather as contingent debt instruments which are subject to special tax rules. Under these rules, any gain you recognize from the sale, exchange or from the final payment at maturity of your BULS would be treated as ordinary interest income and you would be required to accrue interest income with respect to your BULS over the term of your BULS.

Please read carefully the section entitled "Considerations Relating to U.S. Taxation" in the summary section above, "Supplemental Tax Considerations" below, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. YOU SHOULD CONSULT YOUR TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF YOUR INVESTMENT IN BULS IN YOUR OWN TAX SITUATION.

YOUR BULS DO NOT BEAR PERIODIC INTEREST OR DIVIDENDS

You will not receive any periodic interest payments on your BULS. Even if the final stock value of the BULS stocks on the determination date exceeds the initial stock value on the trade date, the return you earn on your BULS may be less than you would have earned by investing in a debt security that bears interest at a prevailing market rate.

THE RETURN ON YOUR BULS MAY NOT REFLECT THE TOTAL RETURN YOU WOULD HAVE ACHIEVED IF YOU HAD INVESTED IN THE BULS STOCKS ON AN INDIVIDUAL BASIS

You will not receive dividends on any of the underlying BULS stocks. At maturity, we will pay you an amount equal to the value of the BULS stocks on the determination date, subject to a maximum gain of 102% on each BULS stock and limited downside protection of up to a 25% decline in each BULS stock. The calculation agent will calculate the value of the BULS by reference to the prices of the BULS stocks on the determination date. See "Sensitivity Analysis" on page S-16.

RISK FACTORS
--------------------------------------------------------------------------------

BULS ARE NOT EXCHANGE-TRADED FUNDS (ETFS)

BULS are not exchange-traded funds (ETFs). The value of the BULS will not rise or fall one-for-one with the value of an equally weighted index of the BULS stocks. BULS are not expected to trade with the same volume or liquidity as certain exchange-traded funds (ETFs).

IF THE MARKET PRICES OF THE INDIVIDUAL BULS STOCKS CHANGE, THE MARKET VALUE OF YOUR BULS MAY NOT CHANGE IN THE SAME MANNER

Owning the BULS is not the same as owning the BULS stocks. Accordingly, the market value of your BULS may not have a direct relationship to the market prices of the individual BULS stocks, and changes in the market prices of the BULS may not result in a comparable change in the market value of your BULS. Even if the theoretical value of the BULS increases over the initial BULS value of $1,000, the market value of the BULS may not increase at all or increase by the same magnitude. It is also possible for the price of the BULS stocks in the basket to increase while the market price of the BULS declines.

TRADING AND OTHER TRANSACTIONS BY UBS AG OR ITS AFFILIATES IN THE BULS STOCKS, OR OPTIONS AND OTHER DERIVATIVE PRODUCTS ON THE BULS STOCKS, MAY ADVERSELY AFFECT THE VALUE OF THE BULS

As described below under "Use of Proceeds and Hedging," we or one or more affiliates may hedge our obligations under the BULS by purchasing one or more of the BULS stocks, options on any of the BULS stocks or other derivative instruments with returns linked to or related to changes in the value of any of the BULS stocks, and may adjust these hedges by, among other things, purchasing or selling these BULS stocks, options or other derivative instruments at any time and from time to time. Although they are not expected to, any of these hedging activities may adversely affect the price of particular BULS stocks and, therefore, the value of the BULS. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the value of the BULS may decline.

We or one or more of our affiliates may also engage in trading in one or more of the BULS stocks and other investments relating to the BULS stocks on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the price of particular BULS stocks and, therefore, the value of the BULS. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of one or more of the BULS stocks. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the BULS.

The indenture governing the BULS does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of any BULS stock acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold any BULS stock for the benefit of holders of the BULS in order to enable us to pay holders the amounts due to them at maturity. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any BULS stock that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the BULS.

UBS AG'S BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

We and one or more of our affiliates may, at present or in the future, engage in business with one or more BULS stock issuers, including making loans to or equity investments in these issuers and their

RISK FACTORS
--------------------------------------------------------------------------------

competitors or providing either with investment banking, asset management or other advisory services, including merger and acquisition advisory services. These activities may present a conflict between our or our affiliates' obligations and your interests as a holder of the BULS. Moreover, we or one or more of our affiliates have published, and may in the future publish, research reports on one or more of the BULS stock issuers. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the BULS. Any of these activities may affect the price of the BULS stocks and, therefore, the value of the BULS.

YOU HAVE NO SHAREHOLDER RIGHTS IN THE BULS STOCKS OR RIGHTS TO RECEIVE ANY STOCK

As an owner of BULS, you will not have voting rights or rights to receive dividends or other distributions or any other rights that holders of common stock of the BULS stocks would have. Moreover, your BULS will be paid in cash, and you will have no right to receive delivery of any BULS stocks.

UBS AG AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE BULS STOCK ISSUERS, AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION, WHETHER CONTAINED IN SEC FILINGS OR OTHERWISE

UBS AG and its affiliates are not affiliated with the BULS stock issuers and have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity, and have no ability to control the public disclosure of these corporate actions or any other events or circumstances affecting the BULS stock issuers. THE BULS STOCK ISSUERS ARE NOT INVOLVED IN THE OFFER OF THE BULS IN ANY WAY AND HAVE NO OBLIGATION TO CONSIDER YOUR INTEREST AS AN OWNER OF BULS IN TAKING ANY CORPORATE ACTIONS THAT MIGHT AFFECT THE VALUE OF YOUR BULS. ANY ONE OR MORE OF THE BULS STOCK ISSUERS MAY TAKE ACTIONS THAT WILL ADVERSELY AFFECT THE VALUE OF YOUR BULS. None of the money you pay for the BULS will go to any of the BULS stock issuers.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the BULS stock issuers contained in this prospectus supplement or in any of their publicly available filings. YOU, AS AN INVESTOR IN THE BULS, SHOULD MAKE YOUR OWN INVESTIGATION INTO THE BULS STOCK ISSUERS.

YOU HAVE LIMITED ANTIDILUTION PROTECTION

UBS Warburg LLC, as calculation agent for the BULS, will adjust the amount of each BULS stock as a percentage of the entire basket for certain events affecting any particular BULS stock issuer, such as stock splits and stock dividends, and certain other corporate actions, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect a BULS stock issuer. For example, the calculation agent is not required to make any adjustments if the BULS stock issuer or anyone else makes a partial tender or partial exchange offer for that BULS stock. IF AN EVENT OCCURS THAT DOES NOT REQUIRE THE CALCULATION AGENT TO ADJUST THE AMOUNT OF EACH BULS STOCK AS A PERCENTAGE OF THE ENTIRE BASKET, THE MARKET PRICE OF THE BULS AND THE PRINCIPAL AMOUNT OF THE BULS PAYABLE AT THE MATURITY DATE MAY BE MATERIALLY AND ADVERSELY AFFECTED. You should refer to "Role of Calculation Agent" below for a description of the items that the calculation agent is responsible to determine.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Warburg LLC, will serve as the calculation agent. UBS Warburg LLC will, among other things, determine the amount, if any, paid out to you on the BULS at maturity. For a fuller

RISK FACTORS
--------------------------------------------------------------------------------

description of the calculation agent's role, see "Role of Calculation Agent" on page S-26. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting a BULS stock has occurred at the time of calculation. This determination will, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect our payout to you, the calculation agent may have a conflict of interest as it makes them.

WE CAN POSTPONE THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS

If the calculation agent determines that, on the determination date, a market disruption event has occurred or is continuing, the determination date will be postponed until the first business day on which no market disruption event occurs or is continuing. If such a delay occurs, then the calculation agent will instead use the closing price on the first business day after that day on which no market disruption event occurs or is continuing, but in no case more than five days. As a result, the maturity date for the BULS will also be postponed, although not by more than five business days. If the determination date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the determination date. If the market price of any BULS stock is not available on the last possible determination date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the exchange-traded price for the BULS stock that would have prevailed in the absence of the market disruption event or such other reason on the last possible determination date. See "Market Disruption Event" on page S-19.

--------------------------------------------------------------------------------

HISTORICAL PERFORMANCE OF THE BULS STOCKS

After a brief description of each company obtained from publicly available information, a table sets forth the quarterly high, low, and closing stock prices for the BULS stocks. The information given below is for the four calendar quarters in each of 1998, 1999, 2000, and the first quarter of 2001 and partial data for the second quarter of 2001 through April 20, 2001. We obtained the trading price information set forth below from Bloomberg, without independent verification. YOU SHOULD NOT TAKE THE HISTORICAL PRICES OF THE BULS STOCKS AS AN INDICATION OF FUTURE PERFORMANCE.

CELESTICA INC.

According to publicly available documents, Celestica Inc. is a leading provider of electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, worldwide. It operates 33 facilities located in the United States, Canada, Mexico, United Kingdom, Ireland, Italy, Thailand, China, Hong Kong, Czech Republic, Brazil and Malaysia. Celestica Inc. provides a wide variety of products and services to customers, including manufacture, assembly and test of complex printed circuit assemblies and full system assembly of final products. In addition, Celestica Inc. provides a broad range of EMS services from product design to worldwide distribution and after-sales support. Celestica Inc.'s headquarters are located in Toronto, Canada and its common stock is traded on the New York Stock Exchange under the symbol "CLS."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98            #N/A            #N/A             #N/A
    6/30/98          $ 9.38          $ 9.38           $ 9.38
    9/30/98          $11.75          $ 6.34           $ 6.34
   12/31/98          $13.50          $ 5.31           $12.34
    3/31/99          $17.13          $12.56           $16.22
    6/30/99          $22.06          $15.88           $21.66
    9/30/99          $24.88          $20.38           $24.69
   12/31/99          $56.25          $23.94           $55.50
    3/31/00          $60.06          $37.56           $53.06
    6/30/00          $54.56          $38.00           $49.00
    9/30/00          $84.00          $48.69           $69.25
   12/31/00          $84.50          $46.50           $54.25
    3/31/01          $74.90          $27.50           $27.58
    4/20/01          $50.00          $24.30           $46.00

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

CHECK POINT SOFTWARE TECHNOLOGIES LTD.

According to publicly available documents, Check Point Software Technologies Ltd. develops, markets and supports Internet security solutions for enterprise networks, and service providers including Virtual Private Networks, firewalls, intranet and extranet security and Managed Service Providers. The Company delivers solutions that enable secure, reliable and manageable business-to-business communications over any Internet Protocol ("IP") network-including the Internet, intranets and extranets. Check Point Software Technologies Ltd. product offerings also include traffic control/quality of service and IP address management. Check Point Software Technologies Ltd.'s products are fully integrated as a part of its Secure Virtual Network architecture and provide centralized management, distributed deployment, and comprehensive policy administration. Check Point Software Technologies Ltd.'s headquarters are located in Ramat-Gan, Israel and its common stock is traded on the Nasdaq National Market under the symbol "CHKP."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98         $  7.61          $ 5.08           $  7.61
    6/30/98         $  7.96          $ 4.43           $  5.46
    9/30/98         $  5.52          $ 3.02           $  3.31
   12/31/98         $  7.64          $ 2.17           $  7.64
    3/31/99         $  9.25          $ 5.77           $  7.17
    6/30/99         $  9.15          $ 4.46           $  8.94
    9/30/99         $ 15.61          $ 9.09           $ 14.07
   12/31/99         $ 34.86          $13.83           $ 33.13
    3/31/00         $ 93.29          $30.54           $ 57.02
    6/30/00         $ 77.90          $44.96           $ 70.58
    9/30/00         $106.83          $70.19           $105.00
   12/31/00         $113.33          $68.42           $ 89.04
    3/31/01         $110.58          $45.31           $ 47.50
    4/20/01         $ 80.01          $41.38           $ 75.10

CISCO SYSTEMS, INC.

According to publicly available documents, Cisco Systems, Inc. is the worldwide leader in networking for the Internet. Cisco Systems Inc.'s hardware, software, and service offerings are used to create Internet solutions so that individuals, companies, and countries have seamless access to information--regardless of differences in time and place. Cisco Systems, Inc.'s solutions provide competitive advantage to its customers through more efficient and timely exchange of information, which in turn leads to cost savings, process efficiencies, and closer relationships with their customers, prospects, business partners, suppliers, and employees. These solutions form the networking foundation for companies, universities, utilities, and government agencies worldwide. Cisco Systems, Inc.'s headquarters are located in San Jose, California and its common stock is traded on the Nasdaq National Market under the symbol "CSCO."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $11.59          $ 9.04           $11.40
    6/30/98          $15.34          $11.08           $15.34
    9/30/98          $17.32          $13.65           $15.45
   12/31/98          $24.13          $10.97           $23.20
    3/31/99          $28.75          $23.78           $27.39
    6/30/99          $32.22          $25.00           $32.22
    9/30/99          $36.75          $29.38           $34.28
   12/31/99          $53.56          $33.25           $53.56
    3/31/00          $80.06          $50.00           $77.31
    6/30/00          $74.94          $50.55           $63.56
    9/30/00          $69.63          $55.19           $55.25
   12/31/00          $58.56          $36.50           $38.25
    3/31/01          $42.63          $15.25           $15.81
    4/20/01          $19.15          $13.63           $19.15

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

EMC CORPORATION

According to publicly available documents, EMC Corporation and its subsidiaries design, manufacture, market and support a wide range of hardware and software products and provide services for the storage, management, protection and sharing of electronic information. These integrated solutions enable organizations to create an enterprise information infrastructure, or what EMC Corporation calls an E-Infostructure. EMC Corporation is the leading supplier of these solutions, which comprise information storage systems, software and services. EMC Corporation's products are sold to customers that use a variety of the world's most popular computing platforms for key applications, including electronic commerce, data warehousing and transaction processing. EMC Corporation believes these and other information-intensive applications provide it with significant growth opportunities. EMC Corporation's headquarters are located in Hopkinton, Massachusetts and its common stock is traded on the New York Stock Exchange under the symbol "EMC".

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98         $  9.46          $ 6.16           $ 9.25
    6/30/98         $ 11.48          $ 8.75           $10.96
    9/30/98         $ 15.13          $10.88           $14.03
   12/31/98         $ 20.79          $11.05           $20.79
    3/31/99         $ 31.73          $21.27           $31.24
    6/30/99         $ 32.98          $23.35           $26.90
    9/30/99         $ 36.50          $26.23           $34.91
   12/31/99         $ 53.95          $30.81           $53.43
    3/31/00         $ 70.06          $46.95           $61.62
    6/30/00         $ 81.67          $52.33           $75.25
    9/30/00         $100.99          $72.87           $97.08
   12/31/00         $ 97.81          $54.41           $65.04
    3/31/01         $ 78.14          $29.00           $29.40
    4/20/01         $ 45.10          $25.20           $45.10

GATEWAY, INC.

According to publicly available documents, Gateway, Inc. is a leading direct marketer of personal computers ("PCs") and related products and services to consumers and businesses. Gateway, Inc. develops, manufactures, markets, and supports a broad line of desktop and portable PCs, servers and workstations used by individuals, families, small and medium businesses, government agencies, educational institutions and large businesses. Gateway, Inc. also offers diversified products and services "beyond the box," such as software, peripherals, Internet access services, training programs, support programs and financing programs. Gateway, Inc.'s headquarters are located in San Diego, California and its common stock is traded on the New York Stock Exchange under the symbol "GTW".

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $24.13          $16.25           $23.38
    6/30/98          $29.41          $21.28           $25.00
    9/30/98          $33.56          $23.22           $26.16
   12/31/98          $30.81          $20.75           $25.59
    3/31/99          $41.25          $26.81           $34.28
    6/30/99          $38.34          $28.53           $29.53
    9/30/99          $53.88          $30.03           $44.00
   12/31/99          $82.50          $46.88           $72.06
    3/31/00          $73.00          $53.31           $55.00
    6/30/00          $61.31          $46.81           $56.75
    9/30/00          $70.94          $48.25           $48.25
   12/31/00          $56.98          $16.82           $17.99
    3/31/01          $23.69          $14.86           $16.81
    4/20/01          $18.16          $14.65           $18.16

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

INTEL CORPORATION

According to publicly available documents, Intel Corporation is the world's largest semiconductor chip maker and supplies the computing and communications industries with chips, boards, and systems building blocks that are integral to computers, servers, and networking and communications products. Intel Corporation's products are offered at various levels of integration and are used by industry members to create advanced computing and communications systems. Intel Corporation's headquarters are located in Santa Clara, California and its common stock is traded on the Nasdaq National Market under the symbol "INTC."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $23.55          $17.97           $19.52
    6/30/98          $21.20          $16.48           $18.53
    9/30/98          $22.86          $17.75           $21.44
   12/31/98          $31.25          $19.61           $29.64
    3/31/99          $35.23          $27.45           $29.72
    6/30/99          $33.03          $25.25           $29.75
    9/30/99          $44.66          $31.44           $37.16
   12/31/99          $42.53          $32.56           $41.16
    3/31/00          $72.03          $39.38           $65.97
    6/30/00          $69.50          $53.03           $66.84
    9/30/00          $74.88          $41.56           $41.56
   12/31/00          $46.69          $30.06           $30.06
    3/31/01          $37.81          $24.63           $26.31
    4/20/01          $32.49          $22.63           $32.43

JDS UNIPHASE CORPORATION

According to publicly available documents, JDS Uniphase Corporation is a leading provider of advanced fiber optic components and modules. These products are sold to the world's leading telecommunications and cable television system and subsystem providers and include established system providers, such as Alcatel, Ciena, Cisco, Corning, Lucent, Marconi, Motorola, Nortel, Scientific Atlanta, Siemens and Tyco, along with emerging system providers, such as Corvis, ONI Systems, Juniper Networks and Sycamore. These telecommunication system and subsystem providers use these components and modules as the building blocks for the systems that they ultimately supply to telecommunications carriers such as AT&T, WorldCom, Qwest and Sprint. JDS Uniphase Corporation's headquarters are located in San Jose, California and its common stock is traded on the Nasdaq National Market under the symbol "JDSU."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98         $  5.52          $ 4.15           $  5.26
    6/30/98         $  7.88          $ 5.08           $  7.85
    9/30/98         $  7.88          $ 4.70           $  5.13
   12/31/98         $  8.67          $ 4.30           $  8.67
    3/31/99         $ 14.39          $ 7.94           $ 14.39
    6/30/99         $ 20.75          $13.20           $ 20.75
    9/30/99         $ 29.14          $19.63           $ 28.45
   12/31/99         $ 83.81          $28.81           $ 75.66
    3/31/00         $146.53          $74.88           $120.56
    6/30/00         $128.94          $79.00           $119.88
    9/30/00         $135.94          $94.69           $ 94.69
   12/31/00         $102.38          $40.94           $ 41.69
    3/31/01         $ 63.88          $17.50           $ 18.44
    4/20/01         $ 28.53          $13.73           $ 28.53

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

NOKIA CORPORATION

According to publicly available documents, Nokia Corporation is the world leader in mobile communications. Nokia Corporation has become the leading supplier of mobile phones and a leading supplier of mobile, fixed and IP networks. Nokia Corporation is a broadly held company with listings on six major exchanges. Nokia Corporation's headquarters are located in Finland and its common stock is traded on the Helsinki exchange. Its American Depository Receipts are traded on the New York Stock Exchange under the symbol "NOK".

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $ 6.75          $ 4.26           $ 6.75
    6/30/98          $ 9.32          $ 6.91           $ 9.09
    9/30/98          $11.50          $ 8.35           $ 9.78
   12/31/98          $15.60          $ 7.84           $15.06
    3/31/99          $19.55          $15.94           $19.47
    6/30/99          $22.89          $17.44           $22.89
    9/30/99          $24.53          $19.69           $22.47
   12/31/99          $47.77          $22.31           $47.77
    3/31/00          $57.50          $38.25           $55.50
    6/30/00          $61.88          $45.00           $50.50
    9/30/00          $56.38          $38.13           $40.88
   12/31/00          $51.38          $29.44           $43.50
    3/31/01          $44.69          $21.34           $24.00
    4/20/01          $31.60          $21.25           $31.45

SUN MICROSYSTEMS, INC.

According to publicly available documents, Sun Microsystems, Inc. is a provider of products, services, and support solutions for building and maintaining network computing environments. Sun Microsystems, Inc. sells scalable computer systems, high-speed microprocessors, and a line of high-performance software for operating networks, computing equipment, and storage products. Sun Microsystems, Inc. also provides a full range of services including support, education, and professional services. Sun Microsystems, Inc. markets its products primarily to business, government, and education customers and operates in various product segments across geographically diverse markets. Sun Microsystems, Inc.'s headquarters are located in Palo Alto, California and its common stock is traded on the Nasdaq National Market under the symbol "SUNW."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $ 6.23          $ 4.72           $ 5.22
    6/30/98          $ 5.64          $ 4.85           $ 5.43
    9/30/98          $ 6.59          $ 4.95           $ 6.23
   12/31/98          $10.86          $ 5.00           $10.70
    3/31/99          $15.74          $11.21           $15.63
    6/30/99          $17.88          $12.53           $17.22
    9/30/99          $23.64          $16.75           $23.25
   12/31/99          $40.94          $22.34           $38.72
    3/31/00          $52.50          $34.00           $46.85
    6/30/00          $49.41          $35.94           $45.47
    9/30/00          $64.31          $43.25           $58.38
   12/31/00          $59.38          $26.94           $27.88
    3/31/01          $34.88          $14.70           $15.37
    4/20/01          $20.71          $13.04           $19.71

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

WORLDCOM, INC.

According to publicly available documents, WorldCom, Inc. provides a broad range of communications, outsourcing, and managed network services to both U.S. and non-U.S. based corporations. WorldCom, Inc. is a global communications company utilizing a facilities-based, on-net strategy throughout the world. WorldCom, Inc. provides a broad range of Internet and traditional, private networking services. WorldCom, Inc. recently has proposed to replace its common stock with two tracking stocks, one that will track its data, Internet, international and commercial voice businesses and one that will track its consumer, small business, wholesale long distance, wireless messaging and dial-up Internet access operations. WorldCom, Inc.'s headquarters are located in Clinton, Mississippi and its common stock is traded on the Nasdaq National Market under the symbol "WCOM."

QUARTER ENDING   QUARTERLY HIGH   QUARTERLY LOW   QUARTERLY CLOSE
--------------   --------------   -------------   ---------------
-----------------------------------------------------------------
    3/31/98          $29.63          $19.21           $28.71
    6/30/98          $32.29          $28.17           $32.29
    9/30/98          $37.92          $27.29           $32.58
   12/31/98          $49.50          $28.75           $47.83
    3/31/99          $62.50          $46.58           $59.04
    6/30/99          $64.50          $54.79           $57.38
    9/30/99          $60.50          $47.92           $47.92
   12/31/99          $60.96          $45.29           $53.06
    3/31/00          $51.94          $40.81           $45.31
    6/30/00          $45.94          $36.25           $45.88
    9/30/00          $49.19          $25.50           $30.38
   12/31/00          $29.88          $13.88           $14.06
    3/31/01          $23.25          $15.19           $18.69
    4/20/01          $20.04          $17.44           $19.04

Each of the BULS stocks is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each BULS stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC's web site is http://www.sec.gov. Information filed with the SEC by each BULS stock issuer under the Exchange Act can be located by reference to its SEC file number:

Celestica Inc.: 001-14832
Check Point Software Technologies Ltd.: 000-28584
Cisco Systems, Inc.: 000-0858877
EMC Corporation: 033-03656
Gateway, Inc.: 000-22784
Intel Corporation: 000-06217
JDS Uniphase Corporation: 000-0912093
Nokia Corporation (ADR): 005-43411
Sun Microsystems, Inc.: 000-15086
WorldCom, Inc.: 000-0723527

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by a BULS stock issuer with the SEC.

HISTORICAL PERFORMANCE OF THE BULS STOCKS
--------------------------------------------------------------------------------

WE OBTAINED THE INFORMATION ABOUT THE BULS STOCK ISSUERS IN THIS PROSPECTUS SUPPLEMENT FROM THE BULS STOCK ISSUERS' PUBLIC FILINGS

This prospectus supplement relates only to the BULS and does not relate to the BULS stocks. We have derived all information about the BULS stock issuers in this prospectus supplement from the publicly available documents referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any "due diligence" investigation or any inquiry of any BULS stock issuer in connection with the offering of the BULS. We do not make any representation that the publicly available documents or any other publicly available information about the BULS stock issuers are accurate or complete. Furthermore, we do not know whether the BULS stock issuers have disclosed all events occurring before the date of this prospectus supplement -- including events that could affect the accuracy or completeness of the publicly available documents referred to above, the trading price of the BULS stocks and, therefore, the final BULS value that the calculation agent will use to determine the payment we will make to you at maturity. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning any BULS stock issuer could affect the value you will receive at maturity and, therefore, the market value of the BULS.

WE HAVE NO OBLIGATION TO DISCLOSE INFORMATION ABOUT THE BULS STOCK ISSUERS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT

We or our affiliates currently provide research coverage for each of the BULS stock issuers and may, from time to time, publish research reports about BULS stock issuers. We may discontinue such coverage or cease writing reports at any time.

We or any of our affiliates may currently or from time to time engage in business with one or more of the BULS stock issuers, including making loans to or equity investments in BULS stock issuers or providing advisory services to BULS stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about one or more BULS stock issuers. If we or any of our affiliates do acquire non-public information about one or more BULS stock issuers, we are not obligated to disclose such non-public information to you. AS AN INVESTOR IN A BULS, YOU SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF EACH BULS STOCK ISSUER AS IN YOUR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN A BULS.

--------------------------------------------------------------------------------

Sensitivity Analysis:    Comparison of Total Return of the BULS at Maturity
Against Owning the BULS Stocks

The difference in the total return at maturity of owning the BULS as compared to owning the BULS stocks on an individual basis (having the same relative weightings as they do in the BULS) is driven by a number of interrelated factors including, but not limited to, supply and demand, the market prices of the BULS stocks, the volatility and dividend level of the BULS stocks, the capped return and the limited downside protection, the time remaining to maturity, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS AG. Generally, the value of the BULS will tend to rise with the increase in the price and decrease in the volatility of the BULS stocks. The value of the BULS will generally decline with the decrease in the price and the increase in the volatility of the BULS stocks. In addition, dividends, depending upon their size and timing, can have a varying effect on the BULS stocks and, in turn, on the value of the BULS. Also, rising interest rates will, on balance, hurt the value of the BULS. While we expect that generally the market prices of the BULS stocks on any day will affect the value of the BULS more than any other single factor, market prices of the BULS stocks should not be used as the sole measure to approximate value of the BULS. You should not use any single variable to approximate the value of the BULS.

In the tables below, we compare the total return at maturity of owning the BULS stocks to the total return of owning the BULS on an individual basis based on the assumptions outlined below. The information in the tables is based on hypothetical market values for the BULS stocks and the BULS. We cannot predict the market price of the BULS stocks or the market value of the BULS, nor can we predict the relationship between the two. Moreover, the assumptions we have made in connection with the illustration set forth below may not reflect actual events.

EXAMPLES OF BULS STOCK PERFORMANCE IN BULS AT MATURITY

The tables below illustrate how hypothetical returns on BULS stocks could contribute to the value of the BULS at maturity assuming a range of performance levels for BULS stocks.

EXAMPLE I

          INITIAL              FINAL
           STOCK    % CHANGE   STOCK           EFFECT OF            ADJUSTED
  BULS     VALUE    ON STOCK   VALUE         CAP & CUSHION         FINAL STOCK
 STOCK     (ISV)    VALUE(1)   (FSV)       ON STOCK VALUE(2)        VALUE(3)
------------------------------------------------------------------------------
Stock 1     $100       115%    $215      Capped at 102% of ISV        $202
------------------------------------------------------------------------------
Stock 2     $100       100%    $200               None                $200
Stock 3     $100        75%    $175               None                $175
Stock 4     $100        50%    $150               None                $150
Stock 5     $100        25%    $125               None                $125
------------------------------------------------------------------------------
Stock 6     $100       -15%     $85     Protect against $15 loss      $100
Stock 7     $100       -25%     $75     Protect against $25 loss      $100
------------------------------------------------------------------------------
Stock 8     $100       -50%     $50        Limit loss to $33           $67
                                       [$100* (-50% + 25%)*1.333]
Stock 9     $100       -75%     $25        Limit loss to $67           $33
                                       [$100* (-75% + 25%)*1.333]
------------------------------------------------------------------------------
Stock 10    $100      -100%      $0            Full loss                $0
------------------------------------------------------------------------------
Total     $1,000               $1,100                               $1,152
------------------------------------------------------------------------------

------------
(1) % change on Stock Value: (FSV -- ISV) / ISV

(2) The assumption of a 102% cap level is for illustrative purposes only.

(3) Adjusted Final Stock Value (rounded to the nearest whole dollar):

% CHANGE ON STOCK VALUE             ADJUSTED FINAL STOCK VALUE
------------------------------------------------------------------
       >102%                                202% * ISV
     0% to 102%                                FSV
     -25% to 0%                                ISV
  -25.01% to -100%              ISV + [ISV*(% Change + 25%)*1.333]

SENSITIVITY ANALYSIS:  COMPARISON OF TOTAL RETURN OF THE
BULS AT MATURITY AGAINST OWNING THE BULS STOCKS
--------------------------------------------------------------------------------

EXAMPLE II

          INITIAL              FINAL
           STOCK    % CHANGE   STOCK           EFFECT OF            ADJUSTED
  BULS     VALUE    ON STOCK   VALUE         CAP & CUSHION         FINAL STOCK
 STOCK     (ISV)    VALUE(1)   (FSV)       ON STOCK VALUE(2)        VALUE(3)
------------------------------------------------------------------------------
Stock 1     $100       150%    $250      Capped at 102% of ISV        $202
Stock 2     $100       125%    $225      Capped at 102% of ISV        $202
------------------------------------------------------------------------------
Stock 3     $100        75%    $175               None                $175
Stock 4     $100        50%    $150               None                $150
Stock 5     $100        25%    $125               None                $125
------------------------------------------------------------------------------
Stock 6     $100       -15%     $85     Protect against $15 loss      $100
Stock 7     $100       -25%     $75     Protect against $25 loss      $100
------------------------------------------------------------------------------
Stock 8     $100       -50%     $50        Limit loss to $33           $67
                                       [$100*(-50% + 25%)*1.333]
Stock 9     $100       -75%     $25        Limit loss to $67           $33
                                       [$100*(-75% + 25%)*1.333]
------------------------------------------------------------------------------
Stock 10    $100      -100%      $0            Full loss                $0
------------------------------------------------------------------------------
Total     $1,000               $1,160                               $1,154
------------------------------------------------------------------------------

EXAMPLE III

          INITIAL              FINAL
           STOCK    % CHANGE   STOCK           EFFECT OF            ADJUSTED
    BULS   VALUE    ON STOCK   VALUE         CAP & CUSHION         FINAL STOCK
   STOCK   (ISV)    VALUE(1)   (FSV)       ON STOCK VALUE(2)        VALUE(3)
------------------------------------------------------------------------------
Stock 1     $100       100%    $200               None                $200
Stock 2     $100        80%    $180               None                $180
Stock 3     $100        75%    $175               None                $175
Stock 4     $100        50%    $150               None                $150
Stock 5     $100        25%    $125               None                $125
------------------------------------------------------------------------------
Stock 6     $100       -15%     $85     Protect against $15 loss      $100
Stock 7     $100       -25%     $75     Protect against $25 loss      $100
------------------------------------------------------------------------------
Stock 8     $100       -30%     $70         Limit loss to $7           $93
                                       [$100*(-30% + 25%)*1.333]
Stock 9     $100       -30%     $70         Limit loss to $7           $93
                                       [$100*(-30% + 25%)*1.333]
------------------------------------------------------------------------------
Stock 10    $100      -100%      $0            Full loss                $0
------------------------------------------------------------------------------
Total     $1,000               $1,130                               $1,216
------------------------------------------------------------------------------

------------
(1) % change on Stock Value: (FSV -- ISV) / ISV

(2) The assumption of a 102% cap level is for illustrative purposes only.

(3) Adjusted Final Stock Value (rounded to the nearest whole dollar):

% CHANGE ON STOCK VALUE             ADJUSTED FINAL STOCK VALUE
------------------------------------------------------------------
       >102%                                202% * ISV
     0% to 102%                                FSV
     -25% to 0%                                ISV
  -25.01% to -100%              ISV + [ISV*(% Change + 25%)*1.333]

--------------------------------------------------------------------------------

Specific Terms of the BULS

Please note that references to "UBS", "we", "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to "holders" mean those who own BULS registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in BULS registered in street name or in BULS issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the BULS should read the section entitled "Legal Ownership of Notes" in the accompanying prospectus.

The BULS are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. The indenture is described in "Description of Notes We May Offer" in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the BULS. Terms that apply generally to all Series A medium-term notes are described in "Description of Notes We May Offer" in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

In this prospectus supplement, when we refer to the BULS stocks, we mean the common stocks of the companies listed in the table below, and when we refer to the BULS stock issuers, we mean those companies, in each case except as noted below under "--Antidilution Adjustments--Reorganization Events--Adjustment for Reorganization Events."

Please note that the information about the trade date, settlement date, price to public and net proceeds to UBS AG on the front cover relates only to the initial sale of the BULS. If you have purchased BULS in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale. We may in the future issue additional BULS having terms identical to the BULS offered by this prospectus supplement.

We describe the terms of the BULS in more detail below.

THE CONTENTS AND VALUATION OF THE BASKET OF BULS STOCKS

The basket is a unit of measure comprised of the common stocks of the ten BULS stock issuers listed in the following table, with the ten BULS stocks having equal weightings based on their respective per share closing prices on the trade date, or initial share prices, indicated in the third column below. The initial number of shares for each BULS stock is the number of shares of the BULS stock included in the BULS so that the value of the BULS stock on the trade date will be equal to 10% of the face value of the BULS.

                                                                          INITIAL NUMBER OF SHARES
                                                                                        PER $1,000
BULS STOCK                              % OF BULS   INITIAL SHARE PRICE       MINIMUM DENOMINATION
--------------------------------------------------------------------------------------------------
Celestica Inc.                             10%            $46.00                   2.1739
Check Point Software Technologies Ltd.     10%            $75.10                   1.3316
Cisco Systems, Inc.                        10%            $19.15                   5.2219
EMC Corporation                            10%            $45.10                   2.2173
Gateway, Inc.                              10%            $18.16                   5.5066
Intel Corporation                          10%            $32.43                   3.0836
JDS Uniphase Corporation                   10%            $28.50                   3.5088
Nokia Corporation (ADR)                    10%            $31.45                   3.1797
Sun Microsystems, Inc.                     10%            $19.71                   5.0736
WorldCom, Inc.                             10%            $19.04                   5.2521

SPECIFIC TERMS OF THE BULS
--------------------------------------------------------------------------------

PAYMENT AT MATURITY

Payment at maturity for a BULS is different from ordinary debt securities because it does not provide a guaranteed return of the original principal invested. Instead, at maturity, BULS pay in cash an amount based on the performance of the individual BULS stocks in the basket, subject to a 102% cap on the appreciation of each BULS stock and principal protection for up to a 25% decline in each BULS stock. BULS are exposed to declines of more than 25% in each BULS stock. If a particular BULS stock price is zero at maturity, that BULS stock contributes no value to the BULS. As more fully described in the Sensitivity Analysis, the BULS payment at maturity is the sum of the proceeds, as adjusted, from each individual BULS stock. See "Sensitivity Analysis" on page S-16.

MATURITY DATE

The maturity date will be April 28, 2003 unless that day is not a business day, in which case the maturity date will be the next following business day. If the third business day before this applicable day is not the determination date referred to below, however, then the maturity date will be the third business day following the determination date, although the maturity date will never be later than the third business day after April 30, 2003 or, if April 30, 2003 is not a business day, later than the fourth business day after April 30, 2003. The calculation agent may postpone the determination date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the determination date. We describe market disruption events below under "--Special Calculation Provisions".

DETERMINATION DATE

The determination date will be the third business day prior to April 28, 2003, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the determination date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the determination date be later than April 30, 2003 or, if April 30, 2003 is not a business day, later than the first business day after April 30, 2003.

DENOMINATION

We will offer the BULS in denominations of $1,000 and integral multiples thereof.

NO INTEREST

We will not make any interest payments to the holders of the BULS.

MARKET DISRUPTION EVENT

As described above, the calculation agent will use the closing prices and the final number of shares of the BULS stocks on the determination date to determine the amount we will pay at maturity. If a market disruption event occurs or is continuing on a day that would otherwise be a determination date, then the calculation agent will instead use the closing price on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the determination date be postponed by more than five business days.

If the determination date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the determination date. If the market price of any BULS stock is not available on the last possible determination date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the exchange-traded price for the BULS stock that would have prevailed in the absence of the market disruption event or such other reason on the last possible determination date.

SPECIFIC TERMS OF THE BULS
--------------------------------------------------------------------------------

Any of the following will be a market disruption event

- a suspension, absence or material limitation of trading of any of the BULS stocks on its primary market, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

- a suspension, absence of trading or material limitation of trading in option contracts relating to any BULS stock, if available, in the primary market for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

- any of the BULS stocks does not trade on what was the primary market for that BULS stock, as determined by the calculation agent in its sole discretion,

and, in any of these events, the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the BULS that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events

- a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

- a decision to permanently discontinue trading in the option contracts relating to any BULS stock.

For this purpose, an "absence of trading" in the primary securities market on which a BULS stock, or on which option contracts related to a BULS stock, is traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in a BULS stock or in option contracts related to a BULS stock, if available, in the primary market for those contracts, by reason of any of:

- a price change exceeding limits set by that market, or

- an imbalance of orders relating to those contracts, or

- a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in that BULS stock or in those option contracts in that primary market.

ANTIDILUTION ADJUSTMENTS

As described above, the amount of cash payable at maturity of a BULS will be based on the final closing price and the final number of shares of each BULS stock. The final number of shares for a particular BULS stock will be the same as the initial number of shares for that stock, unless the calculation agent adjusts the number of shares for that stock as described below. The calculation agent will adjust the number of shares for a stock if an event described below occurs and the calculation agent determines that such event has a dilutive or concentrative effect on the theoretical value of the relevant BULS stock.

The adjustments described below do not cover all events that could affect the value of the BULS. We describe the risks relating to dilution above under "Risk Factors--You have limited antidilution protection".

HOW ADJUSTMENTS WILL BE MADE
If one of the events described below occurs and the calculation agent determines that the event has a dilutive or concentrative effect on the theoretical value of a particular BULS stock, the calculation agent will calculate a corresponding adjustment to the number of shares for that BULS stock as the calculation agent determines appropriate to account for that dilutive or concentrative effect. For

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example, if an adjustment is required because of a two-for-one stock split, then the number of shares for that BULS stock will be adjusted to double the initial amount specified above. The calculation agent will also determine the effective date of an adjustment, and the substitution in the BULS of the BULS stock, if applicable, in the event of consolidation or merger. The number of shares for a particular BULS stock will be subject to adjustment independently and separately with respect to the dilution events that affect that stock. Upon making any adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the number of shares.

If more than one event requiring adjustment occurs with respect to a particular BULS stock, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the number of shares with respect to that BULS stock for the first event, the calculation agent will adjust the number of shares for the second event, applying the required adjustment to the number of shares as already adjusted for the first event, and so on for each event.

For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust a number of shares unless the adjustment would result in a change of at least 0.1% to the number of shares that would apply without the adjustment. The number of shares resulting from any adjustment will be rounded up or down to the nearest ten-thousandth, with five hundred-thousandths being rounded upward.

If an event requiring antidilution adjustment occurs, the calculation agent will make the adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the BULS, that results solely from that event. The calculation agent may, in its sole discretion, modify the antidilution adjustments as necessary to achieve an equitable result.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred or as to the nature of the adjustment required and how it will be made, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon your written request.

The following events are those that may require an antidilution adjustment

- a subdivision, consolidation or reclassification of a BULS stock or a free distribution or dividend of any shares of a BULS stock to existing holders of shares of the BULS stock by way of bonus, capitalization or similar issue

- a distribution or dividend to existing holders of shares of a BULS stock of

     - shares of the BULS stock, or

     - other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of a BULS stock issuer equally or proportionately with such payments to holders of shares of a BULS stock, or

     - any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent

- the declaration by a BULS stock issuer of an extraordinary or special dividend or other distribution whether in cash or shares of its BULS stock or other assets

- a repurchase by a BULS stock issuer of its BULS stock whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise

- any other similar event that may have a dilutive or concentrative effect on the theoretical value of a BULS stock

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SPECIFIC TERMS OF THE BULS
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- a consolidation of a BULS stock issuer with another company or merger of a
  BULS stock issuer with another company.

STOCK SPLITS

A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth less as a result of a stock split.

If a BULS stock issuer undertakes a stock split, then the calculation agent will adjust the number of shares to equal the sum of the prior number of shares--i.e., the number of shares before that adjustment--plus the product of
(1) the number of new shares issued in the stock split with respect to one share of the relevant BULS stock issuer and (2) the prior number of shares.

REVERSE STOCK SPLITS

A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a BULS stock issuer is subject to a reverse stock split, then the calculation agent will adjust the number of shares to equal the product of the prior number of shares and the quotient of (1) the number of outstanding shares of the relevant BULS stock issuer outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of the relevant BULS stock issuer outstanding immediately before the reverse stock split becomes effective.

STOCK DIVIDENDS

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If a BULS stock issuer is subject to a stock dividend payable in its BULS stock, then the calculation agent will adjust the number of shares to equal the sum of the prior number of shares plus the product of (1) the number of shares issued in the stock dividend with respect to one share of the relevant BULS stock issuer and (2) the prior number of shares.

OTHER DIVIDENDS AND DISTRIBUTIONS

The number of shares will not be adjusted to reflect dividends or other distributions paid with respect to a BULS stock issuer, other than

- stock dividends described above,

- issuances of transferable rights and warrants as described in "--Transferable Rights and Warrants" below,

- distributions that are spin-off events described in "--Reorganization Events" below, and

- extraordinary dividends described below.

A dividend or other distribution with respect to a BULS stock issuer will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for that BULS stock issuer by an amount equal to at least 10% of the closing price of that BULS stock issuer on the business day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which the relevant BULS stock trades without the right to receive that dividend or distribution.

If an extraordinary dividend occurs, the calculation agent will adjust the relevant number of shares to equal the product of (1) the prior number of shares and (2) a fraction, the numerator of which is the closing price of the relevant BULS stock issuer on the business day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

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SPECIFIC TERMS OF THE BULS
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The extraordinary dividend amount with respect to an extraordinary dividend for a particular BULS stock issuer equals

- for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of that BULS stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for that BULS stock, or

- for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a BULS stock that is a stock dividend payable in that BULS stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares only as described in "--Stock Dividends" above, "--Transferable Rights and Warrants" below or "--Reorganization Events" below, as the case may be, and not as described here.

TRANSFERABLE RIGHTS AND WARRANTS

If a BULS stock issuer issues transferable rights or warrants to all holders of its BULS stock to subscribe for or purchase its BULS stock at an exercise price per share that is less than the closing price of its BULS stock on the business day before the ex-dividend date for the issuance, then the number of shares will be adjusted by multiplying the prior number of shares by the following fraction

- the numerator will be the number of shares of the relevant BULS stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of that BULS stock offered for subscription or purchase under those transferable rights or warrants, and

- the denominator will be the number of shares of that BULS stock outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of that BULS stock offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the closing price on the business day before that ex-dividend date.

REORGANIZATION EVENTS

Each of the following is a reorganization event with respect to a particular BULS stock issuer

- the BULS stock issuer is reclassified or changed,

- the BULS stock issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all of its outstanding BULS stock is exchanged for or converted into other property,

- a statutory share exchange involving the outstanding BULS stock and the securities of another entity occurs, other than as part of an event described above,

- the BULS stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,

- the BULS stock issuer effects a spin-off--that is, issues to all holders of its BULS stock the equity securities of another issuer, other than as part of an event described above,

- the BULS stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or

- another entity completes a tender or exchange offer for all the outstanding BULS stock.

ADJUSTMENTS FOR REORGANIZATION EVENTS

If a reorganization event occurs, then the calculation agent will adjust the relevant number of shares so as to consist of the amount and type of property or properties--whether it be cash, securities, other property or a combination--that a prior holder of an amount of the BULS stock equal to the number of shares

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SPECIFIC TERMS OF THE BULS
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would hold after the reorganization event has occurred. We refer to this new property as the distribution property.

For the purpose of making an adjustment required by an reorganization event, the calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price of the security on the relevant exchange notice date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the applicable BULS stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts a number of shares to consist of the distribution property distributed in the event as described above, the calculation agent will make further antidilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new number of shares. The calculation agent will do so to the same extent that it would make adjustments if the applicable BULS stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares, the required adjustment will be made with respect to that component, as if it alone were the number of shares.

For example, if a BULS stock issuer merges into another company and each share of the relevant BULS stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the number of shares in the BULS will be adjusted to consist of two common shares of the surviving company and the specified amount of cash. The calculation agent will adjust the common share component of the new number of shares to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this section entitled "--Antidilution Adjustments" as if the common shares were the BULS stock. In that event, the cash component will not be adjusted but will continue to be a component of the number of shares (with no interest adjustment). Consequently, the final BULS value will include, in addition to the other BULS stocks, the final value of the two shares of the surviving company and the cash.

In this prospectus supplement, references to the calculation agent adjusting the number of shares in respect of a dilution event means that the calculation agent will adjust the number of shares in the manner described in this subsection if the dilution event is a reorganization event. If a reorganization event occurs, the distribution property distributed in the event will be substituted for the relevant BULS stock as described above. Consequently, in this prospectus supplement, references to a BULS stock mean any distribution property that is distributed in a reorganization event and comprises the adjusted number of shares with respect to that stock. Similarly, references to a BULS stock issuer mean any successor entity in a reorganization event with respect to that BULS stock issuer.

DEFAULT AMOUNT ON ACCELERATION

If an event of default under the indenture occurs with respect to UBS and the maturity of the BULS is accelerated, we will pay the default amount in respect of the principal of the BULS at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the BULS are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the BULS as the outstanding principal amount of that note. Although the terms of the BULS may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the BULS. This action may involve changing some of the terms that apply to the Series A

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medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Notes We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount (as set forth in the BULS) for the BULS on any day will be an amount, in the specified currency for the principal of the BULS, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the BULS as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the BULS. That cost will equal:

- the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

- the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the BULS in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the BULS, which we describe below, the holders of the BULS and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

- no quotation of the kind referred to above is obtained or

- every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of the BULS.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

- A-1 or higher by Standard & Poors' Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

- P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

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REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the BULS in the circumstances described under "Description of Notes We May Offer -- Optional Tax Redemption" in the accompanying prospectus. In this case, the redemption price of the BULS will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

MANNER OF PAYMENT

Any payment on the BULS at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the BULS are surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the BULS, we mean a day that is a business day of the kind described in the attached prospectus but that is not a day on which the principal securities market (or markets) for each of the BULS stocks is authorized by law or executive order to close.

MODIFIED BUSINESS DAY

As described in the attached prospectus, any payment on the BULS that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Determination Date" above. For the BULS, however, the term business day has a different meaning than it does for other Series A medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

ROLE OF CALCULATION AGENT

The calculation agent in its sole discretion will make all determinations regarding the final BULS value, the closing prices of the BULS stocks, antidilution adjustments, market disruption events, business days, the default amount, the redemption price upon optional tax redemption and the amount payable in respect of your BULS. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this prospectus supplement is the firm serving in that role as of the original issue date of the BULS. We may change the calculation agent after the original issue date without notice.

SPECIAL CALCULATION PROVISIONS

The closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

- on the principal national securities exchange on which that security is listed for trading on that day, or

- if that security is not listed on any national securities exchange, on the Nasdaq National Market System on that day, or

- if that security is not quoted on the Nasdaq National Market System on that day, on any other U.S. national market system that is the primary market for the trading of that security.

If that security is not listed or traded as described above, then the closing price for that security on any day will be the average, as determined by the calculation agent, of the bid prices for the security obtained from as many dealers in that security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

BOOKING BRANCH

The BULS will be booked through UBS AG, Jersey branch.

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Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the BULS for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the BULS as described below.

In anticipation of the sale of the BULS, we or our affiliates expect to enter into hedging transactions involving purchases of BULS stocks and listed or over-the-counter options on the BULS stocks prior to and on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

- acquire or dispose of one or more of the BULS stocks or other securities of the BULS stock issuers,

- take or dispose of positions in listed or over-the-counter options or other instruments based on one or more of the BULS stocks, and

- take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the Nasdaq National Market or other components of the U.S. equity market.

- or a combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the BULS from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the determination date. That step may involve sales or purchases of one or more of the BULS stocks, listed or over-the-counter options on one or more of the BULS stocks or listed or over-the-counter options or other instruments based on indices designed to track the performance of the Nasdaq National Market or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of the BULS from time to time. See "Risk Factors" above for a discussion of these adverse effects.

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Supplemental Tax Considerations

The following is a general description of certain United States and Swiss tax considerations relating to the BULS. It does not purport to be a complete analysis of all tax considerations relating to the BULS. Prospective purchasers of BULS should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of BULS and receiving payments of principal and/or other amounts under the BULS. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE BULS SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN BULS ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR BULS DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR BULS.

In the opinion of our counsel, Sullivan & Cromwell, it would be reasonable to treat your BULS as a pre-paid cash-settled forward contract with respect to the BULS stocks and the terms of your BULS require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your BULS for all tax purposes in accordance with such characterization. If your BULS are so treated, you would recognize capital gain or loss upon the maturity of your BULS (or upon your sale, exchange or other disposition of your BULS prior to its maturity) in an amount equal to the difference between the amount realized at such time and your tax basis in the BULS. In general, your tax basis in your BULS would be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year.

Alternative Treatment. In the opinion of our counsel, Sullivan & Cromwell, it would also be reasonable to treat your BULS as a single debt instrument subject to the special tax rules governing contingent debt instruments. If your BULS is so treated, you would be required to accrue interest income over the term of your BULS based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your BULS. You would recognize ordinary gain or loss upon the sale, redemption or maturity of your BULS in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your BULS. In general, your adjusted basis in your BULS would be equal to the amount you paid for your BULS, increased by the amount of interest you previously accrued with respect to your BULS. Any gain you recognize upon the sale, redemption or maturity of your BULS would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your BULS, and thereafter, would be capital loss.

If your BULS is treated as a contingent debt instrument and you purchase your BULS in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your BULS, such excess or discount would not be subject the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special

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rule set forth in Treasury Regulations governing contingent debt instruments.
Accordingly, if you purchase your BULS in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your BULS, it is possible that the Internal Revenue Service could seek to characterize your BULS in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could characterize your BULS in part as a "non-equity option" that is subject to special "mark-to-market" rules under
Section 1256 of the Internal Revenue Code. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your BULS for U.S. federal income tax purposes.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your BULS but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your BULS unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the BULS by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the BULS who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss Law, a holder of BULS who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a BULS.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue and redemption of the BULS. However, BULS sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

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ERISA Considerations

We, UBS Warburg LLC, UBS PaineWebber Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account or Keogh plan that is subject to the Code ("Plan"). The purchase of BULS by a Plan with respect to which UBS Warburg LLC, UBS PaineWebber Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of BULS by a Plan with respect to which UBS Warburg LLC, UBS PaineWebber Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any BULS on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto.
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Supplemental Plan of Distribution

UBS AG has agreed to sell to UBS Warburg LLC and UBS PaineWebber Inc., and UBS Warburg LLC and UBS PaineWebber Inc. have agreed to purchase from UBS AG, the aggregate principal amount of the BULS specified on the front cover of this prospectus supplement. UBS Warburg LLC and UBS PaineWebber Inc. intend to resell the offered BULS at the original issue price applicable to the offered BULS to be resold. In the future, we or one or more of our affiliates may repurchase and resell the offered BULS in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

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